                                                                       Exhibit 1
                                                                       ---------


                               CLASS A CERTIFICATE

REGISTERED                                                          $400,000,000

No. R-1                                                      CUSIP No. 635411AB7

                  Unless this Class A Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to National City Bank or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                                  SERIES 2000-1

                 CLASS A FLOATING RATE ASSET BACKED CERTIFICATE

                      Class A Expected Final Payment Date:
                        The August 2005 Distribution Date

                  Each $1,000 minimum denomination represents a
                          1/525,000 undivided interest
     in Class A of the National City Credit Card Master Trust, Series 2000-1

Evidencing an undivided interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts owned by

                               NATIONAL CITY BANK

and other assets and interests constituting the Trust under the Pooling and Servicing Agreement referred to below.

  (Not an interest in or obligation of National City Bank or any Affiliate of either thereof)

This certifies that CEDE & CO. (the "Class A Certificateholder") is the registered owner of a fractional undivided interest in certain assets of a trust (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995 (the "Agreement"), as amended and restated as of July 1, 2000, as supplemented by the Series 2000-1 Supplement dated as of August 24, 2000 (the "Series 2000-1 Supplement"), among National City Bank, as Seller and Servicer and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "Receivables") existing in the consumer revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from accountholders in respect of the Receivables, (iv) all monies, securities, investments and other property which are from time to time on deposit in the Collection Account and the Special Funding Account, (v) the benefits of any type of enhancement ("Series Enhancement") issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of a specified Series or Class unless otherwise indicated in the related Supplement) and (vi) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement and the Series 2000-1 Supplement is set forth below and in the Summary of Terms and Conditions attached hereto and made a part hereof, this Class A Certificate does not purport to summarize the Agreement and the Series 2000-1 Supplement and reference is made to the Agreement and the Series 2000-1 Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement and the Series 2000-1 Supplement (without schedules) may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement or the Series 2000-1 Supplement, as applicable.

                  This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Series 2000-1 Supplement, to which Agreement and Series 2000-1 Supplement, each as amended and supplemented from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and is bound.

                  It is the intent of the Sellers and the Investor Certificateholders that, for federal, state and local income and franchise tax purposes, (i) the Investor Certificates will qualify as debt secured by the Receivables and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Class A Certificateholder, by the acceptance of this Class A Certificate, agrees to treat this Class A Certificate for federal, state and local income and franchise tax purposes as debt.

                  Interest will accrue on the Class A Certificates for the period from the Closing Date to but excluding September 15, 2000, from and including September 15, 2000 to but excluding October 16, 2000 and for each Interest Period thereafter at a per annum rate of 0.15% above LIBOR as determined on the LIBOR Determination Date and calculated on the basis of actual days elapsed and a 360 day year.

                  In general, payments of principal with respect to the Class A Certificates are limited to the Class A Invested Amount, which may be less than the unpaid principal balance of the Class A Certificates. The Class A Expected Final Payment Date is the August 15, 2005 Distribution Date, but principal with respect to the Class A Certificates may be paid earlier or later under certain circumstances described in the Agreement and the Series 2000-1 Supplement. If for one or more months during the Class A Controlled Amortization Period there are not sufficient funds to pay the Controlled Distribution Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Class A Controlled Amortization Period to make up for such shortfalls, the final payment of principal of the Class A Certificates will occur later than the Class A Expected Final Payment Date.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the Agreement or the Series 2000-1 Supplement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Seller has caused this Class A Certificate to be duly executed.

                                NATIONAL CITY BANK,
                                  as Seller and Servicer



                                  By:
                                     -----------------------------
                                     Name:
                                     Title:














Dated: August 24, 2000

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A Certificates referred to in the Agreement and Series 2000-1 Supplement.

                                   THE BANK OF NEW YORK,
                                     as Trustee




                                   By:
                                      -------------------------------
                                      Authorized Signatory

Dated: August 24, 2000

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                                  SERIES 2000-1

                 CLASS A FLOATING RATE ASSET BACKED CERTIFICATE


                         Summary of Terms and Conditions

                  The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and amounts advanced to accountholders as cash advances and Finance Charge Receivables. This Class A Certificate is one of a Series of Certificates entitled National City Credit Card Master Trust, Series 2000-1 (the "Series 2000-1 Certificates"), and one of a class thereof entitled Class A Floating Rate Asset Backed Certificates, Series 2000-1 (the "Class A Certificates"), each of which represents a fractional undivided interest in certain assets of the Trust. The assets of the Trust are allocated in part to the certificateholders of all outstanding Series (the "Certificateholders' Interest") with the remainder allocated to the Holders of the Seller Certificate. The aggregate interest represented by the Class A Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class A Invested Amount at such time. The Class A Invested Amount will be $525,000,000 on the Closing Date (the "Class A Initial Invested Amount"). The Class A Invested Amount on any date will be an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over Class A Investor Charge-Offs reimbursed pursuant to Section 4.06(a) of the Series 2000-1 Supplement prior to such date.

                  Subject to the terms and conditions of the Agreement, the Sellers may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

                  On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the last day of the preceding calendar month (each, a "Record Date") such Class A Certificateholder's pro rata share of such amounts (including amounts on deposit in the Collection Account) as are payable to the Class A Certificateholders pursuant to the Agreement and the Series 2000-1 Supplement. Distributions with respect to this Class A Certificate will be made by the Paying Agent by check mailed to the address of the Class A Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation thereon (except for the final distribution in respect of this Class A Certificate) except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Final payment of this Class A Certificate will be made only upon presentation and surrender of this Class A Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 2000-1 Certificateholders in accordance with the Agreement and the Series 2000-1 Supplement.

                  On any day occurring on or after the day on which the Invested Amount is reduced to 5.0% or less of the Initial Invested Amount, each Seller has the option to repurchase the Certificateholders' Interest in the Trust represented by the Series 2000-1 Certificates. The repurchase price will be equal to (a) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (b) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date next following such day. Following the deposit of the Reassignment Amount in the Collection Account, Class A Certificateholders will not have any interest in the Receivables and the Class A Certificates will represent only the right to receive such Reassignment Amount.

                  THIS CLASS A CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CLASS A CERTIFICATE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS WITH RESPECT TO THE RECEIVABLES (AND CERTAIN OTHER AMOUNTS), ALL AS MORE SPECIFICALLY SET FORTH HEREINABOVE AND IN THE AGREEMENT AND THE SERIES 2000-1 SUPPLEMENT.

                  The Class A Certificates are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee or the Transfer Agent and Registrar, duly executed by the Class A Certificateholder or such Class A Certificateholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

                  As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates evidencing like aggregate fractional undivided interests as requested by the Class A Certificateholder surrendering such Class A Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

                  THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

Social Security or other identifying number of assignee
                                                       -------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------------------------------------------
                             (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

                                                              *
                                       ----------------------
                                       Signature Guaranteed:






















--------
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                               CLASS A CERTIFICATE

REGISTERED                                                         $125,000,000

No. R-2                                                      CUSIP No. 635411AB7

                  Unless this Class A Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to National City Bank or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                                  SERIES 2000-1

                 CLASS A FLOATING RATE ASSET BACKED CERTIFICATE

                      Class A Expected Final Payment Date:
                        The August 2005 Distribution Date

                  Each $1,000 minimum denomination represents a
                          1/525,000 undivided interest
     in Class A of the National City Credit Card Master Trust, Series 2000-1

Evidencing an undivided interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts owned by

                               NATIONAL CITY BANK

and other assets and interests constituting the Trust under the Pooling and Servicing Agreement referred to below.

  (Not an interest in or obligation of National City Bank or any Affiliate of either thereof)

This certifies that CEDE & CO. (the "Class A Certificateholder") is the registered owner of a fractional undivided interest in certain assets of a trust (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995 (the "Agreement"), as amended and restated as of July 1, 2000, as supplemented by the Series 2000-1 Supplement dated as of August 24, 2000 (the "Series 2000-1 Supplement"), among National City Bank, as Seller and Servicer and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "Receivables") existing in the consumer revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from accountholders in respect of the Receivables, (iv) all monies, securities, investments and other property which are from time to time on deposit in the Collection Account and the Special Funding Account, (v) the benefits of any type of enhancement ("Series Enhancement") issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of a specified Series or Class unless otherwise indicated in the related Supplement) and (vi) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement and the Series 2000-1 Supplement is set forth below and in the Summary of Terms and Conditions attached hereto and made a part hereof, this Class A Certificate does not purport to summarize the Agreement and the Series 2000-1 Supplement and reference is made to the Agreement and the Series 2000-1 Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement and the Series 2000-1 Supplement (without schedules) may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement or the Series 2000-1 Supplement, as applicable.

                  This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Series 2000-1 Supplement, to which Agreement and Series 2000-1 Supplement, each as amended and supplemented from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and is bound.

                  It is the intent of the Sellers and the Investor Certificateholders that, for federal, state and local income and franchise tax purposes, (i) the Investor Certificates will qualify as debt secured by the Receivables and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Class A Certificateholder, by the acceptance of this Class A Certificate, agrees to treat this Class A Certificate for federal, state and local income and franchise tax purposes as debt.

                  Interest will accrue on the Class A Certificates for the period from the Closing Date to but excluding September 15, 2000, from and including September 15, 2000 to but excluding October 16, 2000 and for each Interest Period thereafter at a per annum rate of 0.15% above LIBOR as determined on the LIBOR Determination Date and calculated on the basis of actual days elapsed and a 360 day year.

                  In general, payments of principal with respect to the Class A Certificates are limited to the Class A Invested Amount, which may be less than the unpaid principal balance of the Class A Certificates. The Class A Expected Final Payment Date is the August 15, 2005 Distribution Date, but principal with respect to the Class A Certificates may be paid earlier or later under certain circumstances described in the Agreement and the Series 2000-1 Supplement. If for one or more months during the Class A Controlled Amortization Period there are not sufficient funds to pay the Controlled Distribution Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Class A Controlled Amortization Period to make up for such shortfalls, the final payment of principal of the Class A Certificates will occur later than the Class A Expected Final Payment Date.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the Agreement or the Series 2000-1 Supplement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Seller has caused this Class A Certificate to be duly executed.

                               NATIONAL CITY BANK,
                                 as Seller and Servicer



                                   By:
                                      -------------------------
                                      Name:
                                      Title:














Dated: August 24, 2000

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A Certificates referred to in the Agreement and Series 2000-1 Supplement.

                                    THE BANK OF NEW YORK,
                                      as Trustee




                                    By:
                                       -------------------------------
                                       Authorized Signatory

Dated: August 24, 2000

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                                  SERIES 2000-1

                 CLASS A FLOATING RATE ASSET BACKED CERTIFICATE


                         Summary of Terms and Conditions

                  The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and amounts advanced to accountholders as cash advances and Finance Charge Receivables. This Class A Certificate is one of a Series of Certificates entitled National City Credit Card Master Trust, Series 2000-1 (the "Series 2000-1 Certificates"), and one of a class thereof entitled Class A Floating Rate Asset Backed Certificates, Series 2000-1 (the "Class A Certificates"), each of which represents a fractional undivided interest in certain assets of the Trust. The assets of the Trust are allocated in part to the certificateholders of all outstanding Series (the "Certificateholders' Interest") with the remainder allocated to the Holders of the Seller Certificate. The aggregate interest represented by the Class A Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class A Invested Amount at such time. The Class A Invested Amount will be $525,000,000 on the Closing Date (the "Class A Initial Invested Amount"). The Class A Invested Amount on any date will be an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over Class A Investor Charge-Offs reimbursed pursuant to Section 4.06(a) of the Series 2000-1 Supplement prior to such date.

                  Subject to the terms and conditions of the Agreement, the Sellers may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

                  On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the last day of the preceding calendar month (each, a "Record Date") such Class A Certificateholder's pro rata share of such amounts (including amounts on deposit in the Collection Account) as are payable to the Class A Certificateholders pursuant to the Agreement and the Series 2000-1 Supplement. Distributions with respect to this Class A Certificate will be made by the Paying Agent by check mailed to the address of the Class A Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation thereon (except for the final distribution in respect of this Class A Certificate) except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Final payment of this Class A Certificate will be made only upon presentation and surrender of this Class A Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 2000-1 Certificateholders in accordance with the Agreement and the Series 2000-1 Supplement.

                  On any day occurring on or after the day on which the Invested Amount is reduced to 5.0% or less of the Initial Invested Amount, each Seller has the option to repurchase the Certificateholders' Interest in the Trust represented by the Series 2000-1 Certificates. The repurchase price will be equal to (a) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (b) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date next following such day. Following the deposit of the Reassignment Amount in the Collection Account, Class A Certificateholders will not have any interest in the Receivables and the Class A Certificates will represent only the right to receive such Reassignment Amount.

                  THIS CLASS A CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS CLASS A CERTIFICATE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS WITH RESPECT TO THE RECEIVABLES (AND CERTAIN OTHER AMOUNTS), ALL AS MORE SPECIFICALLY SET FORTH HEREINABOVE AND IN THE AGREEMENT AND THE SERIES 2000-1 SUPPLEMENT.

                  The Class A Certificates are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee or the Transfer Agent and Registrar, duly executed by the Class A Certificateholder or such Class A Certificateholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

                  As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates evidencing like aggregate fractional undivided interests as requested by the Class A Certificateholder surrendering such Class A Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

                  THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

Social Security or other identifying number of assignee
                                                        -----------------------

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              -----------------------------------------------------------------
                             (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

                                                                             *
                                                      ----------------------
                                                      Signature Guaranteed:




----------
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.